Exhibit 99.2

RADISYS CORPORATION

PRO FORMA COMBINED FINANCIAL INFORMATION

(unaudited)

On September 12, 2007, RadiSys Corporation (“RadiSys”) completed its acquisition (the “Acquisition”) of certain assets of the Modular Communications Platform Division, (“MCPD”) including products in the Advanced Telecommunications Architecture (ATCA) lines, of Intel Corporation (“Intel”). The Acquisition was conducted pursuant to a purchase agreement. In connection with the completion of the Acquisition, RadiSys paid to Intel approximately $31.8 million in cash.

The Unaudited Pro Forma Combined Balance Sheet as of June 30, 2007 and the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2007 and fiscal year ended December 31, 2006 combine the historical RadiSys and MCPD balance sheets and statements of operations as if the Acquisition, which occurred on September 12, 2007, had been completed on June 30, 2007 for purposes of the presentation of the Unaudited Pro Forma Combined Balance Sheet and on January 1, 2007 and 2006, respectively, for purposes of the presentation of the Unaudited Pro Forma Combined Statements of Operations.

The Unaudited Pro Forma Combined Financial Statements should be read together with the financial statements including the notes to these statements of RadiSys included in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2006 and the historical audited and unaudited financial statements of MCPD included in Exhibit 99.1 of this Current Report on Form 8-K/A.

The pro forma adjustments reflecting the consummation of the Acquisition included in the Unaudited Pro Forma Combined Financial Statements are based on the purchase method of accounting, available financial information and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Combined Financial Statements. Specifically, the unaudited pro forma combined balance sheet is presented to give effect to the Acquisition as if the transaction had been consummated on June 30, 2007. As a result, the pro forma adjustments giving effect to the allocation of the preliminary purchase price are based on the fair values of the tangible and intangible assets acquired as of June 30, 2007 and may be affected and materially changed by the results of MCPD’s operations up to the closing date (September 12, 2007) of the Acquisition.

The total preliminary purchase price of the acquisition which consists of the $31.8 million in cash paid at closing and the estimated direct acquisition-related expenses of $282 thousand is currently estimated to be $32.0 million. As of June 30, 2007, the allocation of the preliminary purchase price is summarized as follows: tangible assets acquired – $6.8 million, identifiable intangible assets – $15.2 million and goodwill – $10.0 million. The preliminary valuations of the tangible and identifiable intangible assets are subject to final valuations and further review by management, which may result in material adjustments. Adjustments to these estimates will be included in the final allocation of the purchase price of MCPD. The excess of the purchase price over the tangible and identifiable intangible assets acquired has been allocated to goodwill.

Until any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets is considered final, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of RadiSys and MCPD.

The Unaudited Pro Forma Combined Financial Statements as of and for the six months ended June 30, 2007 and year ended December 31, 2006 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of MCPD had occurred on the dates indicated in these pro forma combined financial statements nor does this information purport to project our results or financial position for any future periods.

RADISYS CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(In thousands)

	RadiSys	MCPD				Pro Forma Combined
	June 30, 2007	June 30, 2007	Pro Forma Adjustments			June 30, 2007
			(Note 2)
ASSETS
Current assets:
Cash and cash equivalents	$31,671	$—	$—			$31,671
Short-term investments, net	91,400	—	(31,750)	(a	)	59,650
Accounts receivable, net	57,959	—	—			57,959
Inventories, net	28,758	—	—			28,758
Other current assets	13,874	—	6,580	(b	)	20,454

Total current assets	223,662	—	(25,170)			198,492
Property and equipment, net	10,985	168	2	(c	)	11,155
Goodwill	57,991	—	10,082	(d	)	68,073
Intangible assets, net	34,507	—	15,200	(e	)	49,707
Long-term investments, net	10,000	—	—			10,000
Long-term deferred tax assets	37,074	—	—			37,074
Other assets	4,270	—	—			4,270

Total assets	$378,489	$168	$114			$378,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,451	$—	$282	(a	)	$39,733
Other accrued liabilities	21,217	—	—			21,217

Total current liabilities	60,668	—	282			60,950

Long-term liabilities:
Convertible senior notes, net	97,480	—	—			97,480
Other long-term liabilities	2,733	—	—			2,733

Total long-term liabilities	100,213	—	—			100,213

Total liabilities	160,881	—	282			161,163

Shareholders’ equity:
Preferred stock	—	—	—			—
Common stock	220,000	—	—			220,000
Retained earnings (deficit)	(6,449)	—	—			(6,449)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,057	—	—			4,057

Total shareholders’ equity	217,608	—	—			217,608

Total liabilities and shareholders’ equity	$378,489	$—	$282			$378,771

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

RADISYS CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	RadiSys	MCPD
	For the Six Months Ended June 30, 2007	For the Six Months Ended June 30, 2007	Pro Forma Adjustments			Pro Forma Combined
Revenues	$142,383	$32,603	$—			$174,986
Cost of sales:
Cost of sales	104,441	30,993	—			135,434
Amortization of purchased technology	6,467	—	2,963	(f	)	9,430

Total cost of sales	110,908	30,993	2,963			144,864

Gross margin	31,475	1,610	(2,963)			30,122
Research and development	22,309	14,437	—			36,746
Selling, general and administrative	23,257	13,504	—			36,761
Intangible assets amortization	2,046	—	565	(f	)	2,611
Restructuring and other charges	1,532	—	—			1,532

Loss from operations	(17,669)	(26,331)	(3,528)			(47,528)
Interest expense	(863)	—	—			(863)
Interest income	3,256	—	(826)	(g	)	2,430
Other expense, net	(121)	—	—			(121)

Loss before income tax provision (benefit)	(15,397)	(26,331)	(4,354)			(46,082)
Income tax benefit	(2,681)	—	(1,587)	(h	)	(4,268)

Net loss	$(12,716)	$(26,331)	$(2,767)			$(41,814)

Net loss per share:
Basic	$(0.58)					$(1.92)

Diluted	$(0.58)					$(1.92)

Weighted average shares outstanding:
Basic	21,742					21,742

Diluted	21,742					21,742

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

RADISYS CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(In thousands of U.S. Dollars, except per share data)

	RadiSys	MCPD
	For the Year Ended December 31, 2006	For the Year Ended December 30, 2006	Pro Forma Adjustments			Pro Forma Combined
Revenues	$292,481	$82,378	$—			$374,859
Cost of sales:
Cost of sales	213,525	82,361	—			295,886
Amortization of purchased technology	—	—	5,026	(f	)	5,026

Total cost of sales	213,525	82,361	5,026			300,912

Gross margin	78,956	17	(5,026)			73,947
Research and development	41,492	36,397	—			77,889
Selling, general and administrative	39,330	47,731	—			87,061
Intangible assets amortization	6,224	—	1,130	(f	)	7,354
In-process research and development charge	14,000	—	—			14,000
Restructuring and other charges	139	—	—			139

Loss from operations	(22,229)	(84,111)	(6,156)			(112,496)
Interest expense	(1,732)	—	—			(1,732)
Interest income	9,348	—	(1,654)	(g	)	7,694
Other income, net	851	—	—			851

Income (loss) before income tax provision (benefit)	(13,762)	(84,111)	(7,810)			(105,683)
Income tax provision (benefit)	(746)	—	(2,847)	(h	)	(3,593)

Net loss	$(13,016)	$(84,111)	$(4,963)			$(102,090)

Net loss per share:
Basic	$(0.62)					$(4.83)

Diluted	$(0.62)					$(4.83)

Weighted average shares outstanding:
Basic	21,158					21,158

Diluted	21,158					21,158

See accompanying notes to the Unaudited Pro Forma Combined Financial Statements.

RADISYS CORPORATION

NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

(Unaudited, stated in U.S. Dollars)

1. BASIS OF PRO FORMA PRESENTATION

On September 12, 2007, RadiSys Corporation (“RadiSys”) completed the acquisition (the “Acquisition”) of certain assets of the Modular Communications Platform Division (“MCPD”), including products in the Advanced Telecommunications Architecture (ATCA) lines, of Intel Corporation (“Intel”). The Acquisition was conducted pursuant to a purchase agreement (the “Agreement”). In connection with the completion of the Acquisition, RadiSys paid to Intel approximately $31.8 million in cash (“Initial Consideration”). The total preliminary purchase price of the acquisition which consists of the Initial Consideration and the estimated direct acquisition-related expenses is currently estimated to be approximately $32.0 million and has been accounted for as a nontaxable purchase business combination under Statement of Financial Accounting Standards No. 141, “Business Combinations.”

The Unaudited Pro Forma Combined Balance Sheet as of June 30, 2007 and the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2007 and fiscal year ended December 31, 2006 combine the historical RadiSys and MCPD balance sheets and statements of operations as if the Acquisition, which occurred on September 12, 2007, had been completed on June 30, 2007 for purposes of the presentation of the Unaudited Pro Forma Combined Balance Sheet and on January 1, 2007 and 2006, respectively, for purposes of the presentation of the Unaudited Pro Forma Combined Statements of Operations.

The total preliminary purchase price of the acquisition is as follows (in thousands):

Cash paid for Initial Consideration	$31,750
Direct transaction costs	282

Total preliminary purchase price	$32,032

The preparation of these unaudited pro forma combined financial statements requires management to make estimates and judgments that may affect the reported amounts of assets and revenues and expenses. On an on-going basis, management evaluates its estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Preliminary Estimated Purchase Price Allocation

The preliminary estimated allocation of the purchase price to MCPD’s tangible and identifiable intangible assets acquired was based on their estimated fair values as of June 30, 2007 and may be affected and materially changed by the results of MCPD’s operations up to the closing date (September 12, 2007) of the acquisition. The valuation of the tangible and identifiable intangible assets is subject to updated valuations and further review by management, which may result in material adjustments. Adjustments to these estimates will be included in the final allocation of the purchase price of MCPD. The excess of the purchase price over the tangible and identifiable intangible assets acquired has been allocated to goodwill.

Until any associated direct expenses are determinable beyond a reasonable doubt and the valuation of the tangible and identifiable intangible assets is considered final, the purchase price is preliminary and subject to adjustment. The pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined business of RadiSys and MCPD.

The total preliminary purchase price of $32.0 million has been allocated for purposes of the unaudited pro forma financial statements as follows (in thousands):

Fair value of tangible assets acquired:
Prepaid inventories	$6,580
Property and equipment	170

6,750
Identifiable intangible assets	15,200
Goodwill	10,082

Total preliminary purchase price	$32,032

Tangible assets acquired

As previously noted, the preliminary estimated allocation of the purchase price to MCPD’s tangible assets acquired was based on their estimated fair values as of June 30, 2007 and may be affected and materially changed by the results of MCPD’s operations up to the closing date (September 12, 2007) of the acquisition. These estimates are based on a preliminary valuation and are subject to updated valuations and further review by management, which may result in material adjustments. Tangible assets acquired consist of engineering test fixtures amounting to $170 thousand with a weighted average remaining useful life of 4.1 years.

Identifiable intangible assets

We have estimated the fair value of the acquired identifiable intangible assets, which are subject to amortization, using the income approach. These estimates are based on a preliminary valuation and are subject to final valuations and further review by management, which may result in material adjustments. The following table sets forth the components of these other intangible assets and their estimated useful lives (in thousands):

	Preliminary Fair Value	Remaining Useful Life (in years)
Royalty-free technology license – 1.0 Gigabit ATCA	7,000	3.0
Royalty-free technology license – Next generation	3,600	5.2
Royalty-free technology license – compact PCI	1,100	1.0
Customer relationships	2,600	2.3
Backlog	900	0.5

Total acquired identifiable intangible assets	$15,200

2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma combined statements of operations and the unaudited pro forma combined balance sheet:

(a)	Adjustments to record the cash payment for the Initial Consideration and accrual of direct expenses.

(b)	Adjustment to record the prepayment of inventory to be manufactured by Intel as set forth in the Agreement.

(c)	Adjustment to record the purchase of fixed assets, based on their fair value, as set forth in the Agreement.

(d)	Adjustment to record the excess of the preliminary purchase price over the estimated fair value of tangible and identifiable intangible assets acquired.

(e)	Adjustment to intangible assets to record the allocation of the purchase price, based on their estimated fair value.

(f)	Adjustments to record amortization of acquired identifiable intangible assets resulting from the allocation of the preliminary purchase price using the straight-line method over periods of 0.5 to 5.2 years.

(g)	Adjustment to reflect the estimated decrease in interest income due to the decrease in cash associated with the Initial Consideration.

(h)	Adjustments to reflect the income tax effect of increased amortization and decreased interest at the statutory tax rate of 36.45%.

3. FORWARD-LOOKING STATEMENTS

The foregoing unaudited pro forma combined financial information contains certain estimates by management and forward-looking statements, within the meaning of and made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties that could cause actual results to differ materially from those described. All statements that relate to future events or to our future performance are forward-looking statements. In some cases, forward looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology. Although we believe that the expectations expressed in these estimates and forward-looking statements are reasonable, there can be no assurance that our expectations will turn out to be correct. Actual results could differ materially from the outlook, guidance and expectations in these estimates and forward-looking statements as a result of a number of risk factors, including without limitation, (a) that we may not be able to successfully implement our business strategy, (b) that we may not be able to successfully integrate operations, technologies, products or personnel from the acquisition of MCPD, (c) that we may not realize the benefits we are seeking from the MCPD acquisition and such acquisition may be more costly or less profitable than anticipated and may adversely affect the price of our stock, and (d) the factors listed from time to time in RadiSys’ SEC reports, including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2006 and in RadiSys’ Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC. Although forward-looking statements help provide additional information, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information presented in the foregoing pro forma combined financial information is as of November 1, 2007. RadiSys undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in its expectations.